EXHIBIT 10.4 CURRENT SHAREHOLDERS AGREEMENT OF JULY 2009

AGREEMENT

Made and executed in Tel Aviv on the _____ day of __________________

Between:                                        Dr. Israel Amirav, I.D. 5140932-4 (hereinafter: “Dr. Amirav”)
The first party
And between:                                Prof. David Grusher, I.D. 1376060-8 (hereinafter: “Prof. Grusher”)
The second party
And between:                               Assaf Halamish, I.D. 050678796 (hereinafter: “Assaf”)
The third party
And between:	GPI Granot Development Enterprises Ltd., PC: 51-166426-0 (hereinafter: “GPI”)
The fourth party
And between:	Life Support Ltd., PC 513331915 (hereinafter: “Life Support”)
The fifth party
And between:	Ramport Ltd. _____________________((hereinafter: “Ramport”)
The sixth party
And between:                                Microdel Ltd., PC: 513577874 ((hereinafter: “Microdel”)
The seventh party
And between:	A.M. Maagal Ltd., PC: ____________((hereinafter: “Amado”)
The eighth party

All of the above mentioned parties, the first through the seventh (with the exception of Amado) shall be referred to hereinafter as the “Shareholders” or the “Current Shareholders”

WHEREAS

a.
Microdel is involved in mobilizing funds for the Babies’ Breath Co. Ltd., Private Co. 51-307694-3 (hereinafter: “the Company”) particularly by way of setting up a new company in the U.S. (hereinafter: “the Offered Company”) which shall hold all the share capital of the Company and the shares whereof shall be registered for “over the counter” trading on the Nasdaq Stock Exchange in the United States. The source of the decisive majority of the funds of the offering is institutional bodies in the U.S., which will invest sums of money in the offered company that will serve to continue to finance the ongoing activity of the Company (hereinafter: “the Offering”).

b.
For the purpose of the Offering, the Articles of Incorporation of the Company must be changed so that all Company shares shall be shares of equal rights and the right of first refusal in the Articles of Incorporation of the Company must be updated so that it applies and obligates solely shareholders who hold at least 5% of the allocated capital of the Company.

c.
Within the context of the Offering procedure, all Company shareholders are to transfer all their shares in the Company to the Offered Company. And shares of equal rights are to be allotted to several private investors who are to invest in the Company together the sum of $150,000 (hereinafter: “the Private Investors”) in order to meet the threshold demands of the Offering.

d.	The current Articles of Incorporation of the Company (hereinafter: “the Current Articles”) comprise three types of shares, all as specified in the current Articles of Incorporation.

e.
The parties agree to amend the Current Articles and at the shareholders’ General Meeting to pass a special resolution to amend the Articles so that all rights attached to Company shares shall be identical and to amend the section concerning the right of first refusal so that it applies and obligates solely shareholders who hold at least 5% of the allocated capital of the Company, all as specified herein in this agreement.

f.	At the same time as the signature of this agreement, “A Pre-Offering Agreement” between Microdel and the Company has been signed (hereinafter: “the Pre-Offering Agreement”).

g.
The parties would like to preserve, to the extent possible and in the event that the offering fails to succeed, the rights between them concerning all that is connected to the rights to receive dividends in future from the Company, in the event of the failure of the Offering, so that they may remain as close as possible to the rights thereof pursuant to the current Articles in the event the Offering fails to succeed, all as specified herein in this agreement and in accordance with the conditions and arrangements specified therein.

h.	The shares owing to Amado in the Company prior to the signature of this agreement are 564 ordinary C shares which have yet to be allocated to Amado in practice.

Accordingly, the parties have declared, agreed and stipulated as follows:

1.	Preamble and Interpretations

1.1	The preamble to this agreement constitutes an integral part thereof.

1.2	The section titles are solely for the sake of convenience and shall not be relied on in the interpretation or clarification of this agreement.

1.3	A definition given in this agreement in the plural shall have the same meaning also in the event that it appears in the singular and vice versa.

1.4	Unless otherwise stated explicitly, the terms in this agreement shall have the same meaning as the terms in the Pre-Offering Agreement.

2.           Definitions and Appendices

2.1	In this agreement, the following terms shall have the meaning specified alongside thereof insofar as this meaning fails to contradict the contents of matters or context thereof.

2.1.1
“Dollar, $” – A United States dollar. If the reference is to payment in dollars – the payment shall be performed in shekels according to the representative rate of the dollar publicized by the Bank of Israel and known on the date of actual payment.

2.12	“Future Dividends” – Dividends to be distributed by the Company in future if the Offering should fail.

2.1.3
“Attributed Future Dividends” – The total amount of dividends that the Company is to distribute from time to time to all current shareholders and/or the alternates thereof. (For example: If the Company decides to distribute dividends in any given year in the amount of $200,000 and the percentage of holdings of current shareholders in the Company is 60%, then the sum of the attributed dividends with respect to the same distribution shall be $120,000.)

2.2	In the event of a conflict between the provisions of this agreement and one of the appendices thereof, the provisions of this agreement shall prevail.

2.3	The appendices attached hereto to this agreement shall constitute an integral part of the agreement.

3.           Percentage of Holdings of Current Shareholders in the Company

3.1	At the time of signing this agreement the holdings of the shareholders in the Company are as follows:

▪	Dr. Amirav – 1,658 Type A ordinary shares
▪	Prof. Grusher – 1,222 Type A ordinary shares
▪	Assaf – 3,533 Type A ordinary shares
▪	GPI – 2,717 Type A ordinary shares
▪	Prof. M. Neuhouse - 870 Type A shares
▪	Life Support - 8,453 Type A ordinary shares
▪	Ramport - 1,765 Type A ordinary shares and
-	1,765 Type B shares
▪	Microdel - 187 Type A ordinary shares and 188 Type B shares (which constitute the “Unconditional Shares” as defined in the Pre-Offering Agreement)
▪	Amado - 564 Type C shares (which have yet to be allocated to Amado)

All holders of Type A ordinary shares shall be called together herein in this agreement “Holders of Ordinary A Shares” and all holders of Type B ordinary shares shall be called together herein in this agreement “Holders of Ordinary B Shares.” This will be so even after all the shares of the Company become shares of the same type. The distribution between holders of ordinary A shares among themselves shall be according to the proportion of ordinary A shares that each of the shareholders held prior to the signature of this agreement in relation to all the ordinary A shares that were allocated and paid up prior to the signature of this agreement. The distribution between holders of ordinary B shares among themselves shall be according to the proportion of ordinary B shares that each of the shareholders held prior to the signature of this agreement in relation to all the ordinary B shares allocated and paid up prior to the signature of this agreement.

3.2	According to the current Articles, the rights attached to the various shares are:

3.2.1	The rights attendant on Ordinary A Shares and Ordinary B Shares shall grant the holders thereof the following rights:

With respect to the distribution of dividends:

3.2.1.1
To receive dividends and participate in the distribution of Company revenues at a proportion of 60% for holders of Ordinary A Shares and 40% for holders of Ordinary B Shares, until all the holders of A shares receive the sum of $500,000.

3.2.1.2
Following the distribution of dividends of $500,000 to all holders of Ordinary A Shares, holders of Ordinary A Shares will not be entitled to receive any dividends until the holders of Ordinary B Shares receive dividends in the amount of the difference between the sum of the investment in cash and the sum of the dividend paid them by virtue of section 3.2.1.1 above, and they will be paid the sum of suppliers’ credit and the holders of Ordinary B Shares will be paid any other owners’ loan that they placed in favor of the Company. For the avoidance of doubt, it is clarified that the sum of dividends the holders of Ordinary B Shares will receive by virtue of combining the sums subject of sections 3.2.1.1 and 3.2.1.2 above together with the sum of suppliers’ credit that is refunded shall be equal to the sum of the comprehensive investment.

3.2.1.3
Following payment of the sums as aforesaid in section 3.2.1.2 above, all holders of Ordinary A shares shall be entitled to receive 60% “of the differential in Company profits” to be distributed during a period of 4 (four) years commencing on the date of payment of the final sum, according to section 3.2.1.2 above. In the event that during the aforesaid 4-year period, no profit that may be distributed according to standard accounting rules, which accrued during the aforesaid 4-year period, are distributed (hereinafter: “the Undistributed Sum of Profits”), then the sum of the undistributed profits shall be distributed on the first date of dividend distribution at the Company in a division of 60% “of the differential of Company profits” to holders of Ordinary A Shares and 40% to holders of Ordinary B Shares until the entire amount of undistributed profits is distributed, even if the distribution, as aforesaid, shall be subsequent to the 4-year period, as aforesaid.

“Company Profits Differential” signifies: all Company profits that are distributed as dividends with the deduction of the sums that are distributed as dividends to holders of Ordinary C Shares.

3.2.1.4
Following the occurrence of the aforesaid condition in subsection 3.2.1.3 above (including subsequent to the distribution of the sum of undistributed profits), the rights of the holders of Ordinary A Shares and the holders of Ordinary B Shares and the holders of Ordinary C Shares in relation to the right to receive dividends, shall be identical.

With respect to the remaining rights

3.2.1.5
Save with respect to the right to receive dividends as aforesaid, the rights attendant on the Ordinary A and B Shares shall be identical and shall grant the holders thereof the right to receive invitations and participate and vote at members’ meetings of the Company, the right to participate in receiving excess Company assets at the time of liquidation thereof and the right to receive face value of shares at the time of liquidation thereof.

3.2.1.6
Whoever holds 5% or more or any group of holders of 5% (five percent) or more of the ordinary A and B share capital allotted by the Company shall be entitled to appoint one director to the Board of Directors of the Company, to dismiss any director who was appointed as aforesaid and to appoint another director in lieu thereof. A shareholder holding more than 5% as aforesaid may appoint one director by virtue of every 5% of ordinary A and B share capital allotted by the Company. The weight of each director’s vote shall be the relative weight of the number of ordinary A and/or B shares by virtue whereof he was appointed in relation to the total number of A and B shares allocated in the Company.

3.2.1.7
The supplementary rights for holders of ordinary C shares shall be solely to receive dividends and participate in Company profits, following payment of the sums aforesaid in section 3.1.2.2, in accordance with the relative share thereof in the total number of ordinary shares of the Company. Subsequent to the occurrence of the condition aforesaid in subsection 3.2.1.2 above, the supplementary rights to all the ordinary shares, A, B and C, will be equal solely with respect to the distribution of dividends, subject to the priority given to holders of ordinary A shares as opposed to holders of ordinary B shares, according to subsection 3.2.1.3.

Apart from the aforesaid right (i.e., to participate in Company profits, as aforesaid), the ordinary C shares shall not grant the holder thereof any rights whatsoever – neither rights to vote at general meetings of shareholders nor rights to appoint directors to the Board of Directors of the Company and/or any other supplementary right.

4.           Agreement with Respect to the Distribution of Future Dividends

4.1
Current shareholders hereby give their agreement to vote at a general meeting of shareholders to pass a special resolution to amend the Articles of Incorporation of the Company so that all Company shares shall be shares of equal rights. Furthermore, current shareholders hereby agree irrevocably that in the event of the failure of the Offering, all attributed future dividends shall be divided among them according to the principles in section 3.2.1 above so that each of the current shareholders and the alternates thereof shall receive a share in the attributed future dividends that reflects his portion and the type of shares he held at the time of signature of this agreement (i.e., prior to the Offering and prior to the amendment of the Articles of Incorporation of the Company). Thus, among the current shareholders, the provisions of section 3.2 above shall be read with the following amendments specified herein below:

4.1.1.1
To receive dividends and participate in the distribution of attributed future dividends at a rate of 60% for holders of ordinary A shares and 40% for holders of ordinary B shares, until all holders of ordinary A shares shall receive the sum of $500,000.

4.1.1.2
Following the distribution of $500,000 of dividends from all the attributed future dividends to all holders of ordinary A shares, the ordinary A shares shall not be entitled to receive any dividends from the funds of the attributed future dividends until holders of ordinary B shares shall receive dividends in the amount of the difference between the sum of the investment in cash (i.e., $_______) and the sum of the dividend paid them by virtue of section 4.1.1.1 above and shall be paid the sum of suppliers’ credit (i.e., the sum of $_______) and holders of ordinary B shares shall have any other loans from shareholders paid up, which they placed at the Company’s disposal (i.e., $_________). For the avoidance of doubt, it is clarified that the sum of the dividends that holders of ordinary B shares shall receive by virtue of combining the amounts subject of sections 4.1.1.1 and 4.1.1.2 above together with the sum of suppliers’ credit to be refunded shall be equal to the sum of the comprehensive investment (i.e., $ ____________).

4.1.1.3
Following payment of the sums aforesaid in subsection 4.1.1.2, all holders of ordinary A shares shall be entitled to receive 60% of all attributed future dividends to be distributed during a period of four (4) years commencing on the date of payment of the final sum, pursuant to section 3.2.1.2 above. In the event that during the aforesaid 4-year period, no profits that may be distributed according to standard accounting rules are distributed, which accrued during the aforesaid 4-year period (hereinafter: “the Sum of Undistributed Profits”), then the sum of undistributed profits shall be distributed on the first date of the distribution of dividends in the Company with a distribution of 60% to holders of ordinary A shares and 40% to holders of ordinary B shares, until the entire sum of undistributed profits shall be distributed, even if the distribution, as aforesaid, shall take place following the 4-year period, as aforesaid.

“Company Profits Difference” signifies all attributed future dividends to be distributed with the deduction of the sums that will be distributed as dividends to holders of the other shares in the Company, who are not listed as current shareholders.

4.1.1.4
Following the occurrence of the condition aforesaid in subsection 4.1.1.3 (including after the distribution of the sum of undistributed profits), the rights of ordinary shareholders in the Company (including ordinary A and B shares) shall be the same in relation to the right to receive dividends.

4.2
If the Offering procedure fails, the parties shall give the Company an irrevocable instruction to divide the attributed future dividends among the current shareholders and the alternates thereof in accordance with the provisions of section 4.1.1 above. This section constitutes an irrevocable instruction to the Company to act in accordance with the provisions of section 4.1 above in the event of the failure of the Offering. All current shareholders may contact the Company at any time and instruct it to act in accordance with the provisions of this section. In addition, the contents of this section shall apply with respect to any alternate of a current shareholder and current shareholders undertake to have anyone who comes in place thereof sign this agreement as a party thereto with respect to the shares being transferred. There shall be no validity to the transfer of shares in the Company of a current shareholder unless the transferee shareholder has signed this agreement as a party thereto and as one who enters in place of the transferring shareholder, for the purposes of this agreement.

4.3
The parties are aware that if the Offering succeeds, then all Company shares shall be held by the offered company and the current shareholders shall hold shares in the offered company while all shares of the parties in the offered company shall be of equal rights. Accordingly, the current shareholders who hold ordinary A shares in this case waive their preferential right pursuant to the current Articles.

5.	Amendment of the Articles of Incorporation with Respect to the Right of First Refusal

Current shareholders hereby give their agreement to vote at a general meeting of shareholders to pass a special resolution to amend Regulation 32A of the Articles of Incorporation of the Company concerning the right of refusal of shareholders in the Company to purchase the shares of another member, so that this right shall obligate any shareholder to offer them first solely to whoever holds at least 5% of the allocated capital of the Company such that the offerees pursuant to this regulation shall be solely holders of at least 5% of the allocated capital of the Company.

The text of the special resolution to amend Regulation 32A shall be signed at the same time as the signature of the Pre-Offering agreement.

6.	Lock-Up of Shares and Registration for Trade Rights

The parties agree that the Offering as defined above shall not obligate a shareholder to diverge from the two following principles:

6.1
All shareholders shall be subject to a contractual Lock-Up provision that applies to the shares thereof, which fails to exceed the lock-up period required by American law and the provisions of the Israeli Income Tax Ordinance as a result of the transfer of their shares in the Company to the offered company against receiving shares in the offered company. Each lock-up period or restriction beyond this with respect to the shares of a current shareholder in the offered company shall require the advance written agreement thereof.

6.2
The shares of all current shareholders in the offered company shall benefit from the same “Registration for Trade Rights” as the shares to be allocated to institutional investors and to shareholders to whom Company shares will be allocated within the context of the Offering. Any variation from this principle with respect to shares of current shareholders in the offered company shall require the advance written agreement thereof.

6.3	Notwithstanding the aforesaid, all current shareholders, save for Microdel, hereby undertake vis-à-vis GPI (hereinafter: “the Incubator”) as follows:

(1)
Insofar as there is a restriction on the registration of Incubator shares for trade and/or the sale thereof (such as the Lock-up period in American law) as a result of the Offering (insofar as it will be implemented), then the current shareholders shall instruct the Company to take steps so that the Incubator shares will be registered for trade at the first opportunity wherein the shares of the other shareholders in the Company are registered following conclusion of the aforesaid restriction.

(2)
Notwithstanding the aforesaid in subsection (1), the current shareholders (save for Microdel) undertake vis-à-vis the Incubator that insofar as there will be a restriction on the number of shares that may be registered for trade within the confines of the Offering, which will preclude the registration of all current shareholders for trade, the current shareholders (with the exception of Microdel) shall waive their right to register the relative share of their shares for trade and will allow the Incubator to register all the shares thereof for trade prior to the registration of their shares for trade. The waiver of the current shareholders (save for Microdel) strictly among themselves shall be relative to the percentage of holdings of the current shareholders (save for Microdel and the Incubator).

(3)
In the event that there is a restriction according to the Israeli tax laws on the sale of the shares of the current shareholders (i.e., a lock-up period which precludes the sale of shares) and it is not possible to be released from such restriction against the payment of the tax that the Incubator will be charged to pay or in the event the tax authorities in Israel demand that all current shareholders shall be subject to restrictions it shall impose within the context of the “Early Authorization” procedure, without exception, without the possibility of the “release” of the Incubator from this demand (even “at the price” of its payment of the tax, a demand whereto the Incubator agrees), then despite the Incubator joining the  aforesaid arrangement with the Income Tax Authorities, the provisions of subsection (1) and (2) above shall apply in the event of the imposition of a restriction, pursuant to the tax laws in Israel.

(4)
The agreement specified herein in this section above shall apply also in the event that the Offering is implemented by way of a different structure using the same Offering consultant, as aforesaid in section 10 of the Pre-Offering agreement between the Company and Microdel. Nonetheless, it shall not apply in the event that the Offering or the mobilization of capital is executed not by way of the Offering consultant, as aforesaid, and/or anyone on behalf thereof and it shall not apply to any other offering that occurs in the event that the Offering, pursuant to this agreement, is not executed and the Company opts to undertake another offering procedure.

(5)
For the avoidance of doubt, the rights of the Incubator, pursuant to this section, shall apply also in the event that prior to the Offering, the Incubator transfers the shares thereof in the Company to a third party, subject to the provisions of the Articles of Incorporation of the Company. In such event, the third party transferee shall be entitled to rights pursuant to this section as a result of the implementation of the Offering (insofar as it is implemented). However, the said rights shall expire in the event of the sale of the shares to a third party following the Offering.

7.	Temporary Right of Microdel to Appoint Two Directors and the Weight of their Votes

At the request of Microdel, the parties agree that Microdel shall appoint two directors to the Board of Directors of the Company as long as the Offering proceeding remains unaltered – Mr. Yossi De Levi and Mr. Alon Zifroni, notwithstanding the fact that according to the Articles of Incorporation of the Company, Microdel may not appoint two directors. It is clarified that the weight of the votes of these two directors together shall be as the relative weight of the number of unconditional shares in relation to the entire number of shares allocated in the Company. If the Offering proceeding should fail, this right of Microdel shall expire of its own accord and forthwith, the directors on its behalf shall cease to serve as such and Microdel shall be able to appoint directors in accordance with the Articles of Incorporation of the Company. The same is the rule in the event the Offering succeeds. In the event the Offering succeeds, this section shall expire and the appointment of the directors shall be in accordance with the Articles of Incorporation of the Company.

8.	Agreement to Restrictions to be Imposed by the Tax Authorities in Israel as a Condition to the Offering

It is hereby clarified that within the context of the tax arrangement pertaining to the transfer of shares of the shareholders in the Company to the offered company, prior to the Offering procedure, provisions that restrict the shareholders may be included, including a two-year restriction on the sale of shares in the offered company and a provision with respect to a trustee holding shares of shareholders in the offered company, to be appointed on behalf thereof. The trustee shall be liable to pay the tax in the event of the sale of shares of current shareholders in the offered company. The current shareholders agree to take on, within the confines of the Offering procedure if it should succeed, the restrictions in the appendix indicated above (of a lock-up of shares and deposit with a trustee) and undertake to take steps to apply them insofar as the matter relates to shares held in the Company by each of the current shareholders. The current shareholders further agree to transfer, within the confines of the Offering procedure, the shares thereof in the Company to the offered company, provided that they are allocated shares in the offered company at the same rate as the quantity of shares transferred, so that the percentage of holdings of the shareholders in the offered company is the same as the percentage of their holdings in the Company, prior to the transfer.

In Witness Whereof the Parties Have Signed:

____________________________	____________________________
Microdel	Life Support

____________________________	____________________________
Dr. Israel Amirav	Prof. David Grusher

____________________________	____________________________
Assaf Halamish	GPI Granot Development Enterprises Ltd.

____________________________	_____________________________
Prof. Michael Neuhouse	Ramport

_____________________________
A. A. Maagal Ltd. (Amado)

Company Authorization
The Company is aware of the agreement of the shareholders indicated above and undertakes to take steps to implement the provisions thereof with respect to all that pertains to the relations between current shareholders in connection with the registration rights for trade of the Company shares and the sale thereof as explained in the agreement above.

_____________________________
Babies’ Breath Co. Ltd.